Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-248906
Prospectus Supplement
(To prospectus dated September 25, 2020)

The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 11, 2021

Shares of Common Stock

Pursuant to this prospectus supplement, U.S. Energy Corp. (the “Company”, “U.S. Energy”, “we”, “us” and “our”) is offering        shares of our common stock, $0.01 par value per share, at a public offering price of $        per share, in a firm commitment underwritten public offering (the “Offering”).

Our common stock is listed on The NASDAQ Capital Market under the symbol “USEG.” On February 11, 2021, the last reported sales price of our common stock was $6.33 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $22,375,693, based on 3,322,956 shares of outstanding common stock and approximately 171,450 shares held by affiliates, at a price of $7.10 per share, which was the last reported sales price of our common stock as quoted on The NASDAQ Capital Market on February 16, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. Not including securities being offered in this prospectus supplement, we have offered and sold $1,658,002.50 in securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.

You should read this prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 6 of the accompanying prospectus, and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and most recently filed Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission, each as filed with the Securities and Exchange Commission, which are incorporated herein by reference in their entirety.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total No Exercise of Over-Allotment	Total Exercise of Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-27 for a description of these arrangements.

We have granted a 45-day option to the representative of the underwriters to purchase up to                     additional shares of common stock from us solely to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions. See “Underwriting.”

The underwriters expect to deliver the shares of our common stock against payment therefor on or about                  , 2021, subject to customary closing conditions.

Kingswood Capital Markets

division of Benchmark Investments, Inc.

The date of this prospectus supplement is           , 2021

Prospectus Supplement

Prospectus

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About This Prospectus and the Accompanying Prospectus

This prospectus supplement and the accompanying prospectus, dated September 25, 2020, are part of a registration statement on Form S-3 (File No. 333-248906) that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process on September 18, 2020, and that was declared effective on September 25, 2020. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $50,000,000 in our securities described in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus. We have not, and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus, and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and the accompanying prospectus of which this prospectus supplement is a part, a future prospectus supplement, a free writing prospectus, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this Offering of shares. This prospectus supplement adds, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties, and covenants made by us or the underwriters in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of U.S. Energy Corp. appearing in this prospectus supplement and the accompanying prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

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The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus and incorporated herein and therein are based on independent industry publications, government publications, and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 6 of the accompanying prospectus.

Unless otherwise stated, information in this prospectus supplement assumes the underwriters will not exercise their over-allotment option to purchase additional shares of our common stock.

All references to “we”, “our”, “us”, the “Company”, and “U.S. Energy” in this prospectus supplement mean U.S. Energy Corp. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus, and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

In addition, unless the context otherwise requires and for the purposes of this prospectus and the accompanying prospectus supplement:

In addition, unless the context otherwise requires and for the purposes of this prospectus and the accompanying prospectus supplement:

●	“Bbl” refers to one stock tank barrel, or 42 U.S. gallons liquid volume, used in this report in reference to crude oil or other liquid hydrocarbons;

●	“Boe” refers to barrels of oil equivalent, determined using the ratio of one Bbl of crude oil, condensate, or natural gas liquids, to six Mcf of natural gas;

●	“Bopd” refers to barrels of oil day;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Mcf” refers to a thousand cubic feet of natural gas;

●	“NGL” refers to natural gas liquids;

●	“NYMEX” New York Mercantile Exchange;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

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Prospectus Supplement Summary

The following summary highlights material information found in more detail elsewhere in or incorporated by reference in, this prospectus supplement. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read this entire prospectus supplement, the accompanying prospectus and documents incorporated by reference herein, and any other prospectus supplements or free writing prospectuses, especially the risks of investing in our common stock as discussed under, and incorporated by reference in, “Risk Factors” herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement. See also the information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Summary of Business

We are a Wyoming corporation, which was organized in 1966. We are an independent energy company focused on the acquisition and development of operated and non-operated oil and gas producing properties in the continental United States. We have historically explored for and produced oil and natural gas through a non-operator business model. As the majority of our reserves are non-operated, we rely on our operating partners to propose, permit, drill, complete, and produce oil and natural gas wells. Before a well is drilled, the operator provides all oil and natural gas interest owners in the designated well the opportunity to participate in the drilling and completion costs and revenues of the well on a pro-rata basis. Our operating partners also produce, transport, market, and account for all oil and natural gas production.

Our working interest varies by project and may change over time based on the terms of our leases and operating agreements. These projects may result in numerous wells being drilled over the next three to five years depending on, among other things, commodity prices and the availability of capital resources required to fund the expenditures. We are also actively pursuing potential acquisitions of exploration, development, and production-stage oil and natural gas properties or companies.

We own working interests in a geographically and geologically diverse portfolio of oil-weighted prospects in varying stages of exploration and development. Prospect stages range from prospect origination, including geologic and geophysical mapping, to leasing, exploratory drilling, and development. The Company participates in the prospect stages either for its own account or with prospective partners to enlarge its oil and natural gas lease ownership base.

For 2021 and beyond, we intend to seek additional opportunities in the oil and natural gas sector, including but not limited to further acquisition of assets, participation with current and new industry partners in their exploration and development projects, acquisition of existing companies, and the purchase of oil-producing assets, funding permitting.

Key elements of our current business strategy include:

●	Deploy our Capital in a Conservative and Strategic Manner and Review Opportunities to Bolster our Liquidity. We believe that in the current industry environment, maintaining liquidity is critical. Therefore, we plan to be highly selective in the projects we evaluate and will review opportunities to bolster our liquidity and financial position through various means.

●	Evaluate and Pursue Value-Enhancing Transactions. We plan to continuously evaluate strategic alternative opportunities that we believe will enhance shareholder value.

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Recent Events:

September 2020 Asset Purchase Agreement

On September 25, 2020, we entered into an Asset Purchase Agreement (the “APA”) with Randolph N. Osherow, as Chapter 7 trustee, for FieldPoint Petroleum Corporation’s Chapter 7 bankruptcy proceedings (the “Seller”). Pursuant to the APA, we acquired all of the Seller’s rights to, and interest in, both operated and non-operated properties primarily in Lea County, New Mexico, and Converse County, Wyoming (the “Properties”). The Properties produced approximately 23,572 barrels of oil equivalent (BOE) for the six months ended June 30, 2020. We paid $25,000 as a deposit in connection with the acquisition and paid the remaining amount of the $500,000 aggregate purchase price (i.e., $475,000), on September 25, 2020, upon the closing of the acquisition, which was subject to the approval of the bankruptcy court. We borrowed $375,000 of the cash paid in connection with the acquisition from APEG Energy II, L.P. (a 33% shareholder of the Company), which entity Patrick E. Duke, a director of the Company, has shared voting power and shared investment power over (“APEG”). To evidence the amounts borrowed, we issued APEG a $375,000 Secured Promissory Note (the “APEG Note”), which accrues 10% annual interest (18% upon the occurrence of an event of default), compounded monthly, through the maturity date, September 24, 2021, with all interest payable on the maturity date (or earlier as discussed below). The APEG Note may be prepaid at any time before maturity, provided that upon any prepayment of the note, we are required to pay APEG the amount of interest which would have accrued through maturity (at 10% per annum). Our obligations under the APEG Note are secured by APEG’s rights, and the security interests created under, that certain Mortgage, Mortgage – Collateral Real Estate Mortgage, Deed of Trust, Assignment of as-Extracted Collateral, Security Agreement, Fixture Filing, and Financing Statement, from Energy One LLC, our wholly-owned subsidiary, to Russell Otts, as Trustee, for the Benefit of BNP Paribas, as administrative agent, and the other secured persons, entered into on or around July 2010, and all Uniform Commercial Code (UCC) financing statements filed in connection therewith, the rights pursuant to which have previously been assigned to APEG.

Warrant Exercise

On September 29, 2020, a holder of warrants of the Company exercised warrants to purchase 50,000 shares of common stock with an exercise price of $11.30 per share, for an aggregate of $565,000, which aggregate exercise price has been received by the Company and which shares have been issued to date. The shares underlying the warrants were covered under a registration statement which has previously been declared effective under the Securities Act.

September 2020 Offering

On September 30, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for the sale by the Company in a registered direct offering of an aggregate of 315,810 shares (the “Shares”) of the Company’s common stock at $3.92 per share, for aggregate gross proceeds of $1,658,002.50, before deducting the placement agent fees and related offering expenses (the “September 2020 Offering”). The September 2020 Offering closed on October 2, 2020.

Under the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s common stock or common stock equivalents for a period of 180 days from the closing of the offering, other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans, which restriction has been waived in connection with the current Offering. Additionally, each of the officers and directors of the Company pursuant to lock-up agreements agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 180-day period following the closing of the September 2020 Offering.

Until the six-month anniversary of the closing of the offering, the Company was required to offer each of the Purchasers the right to participate in an amount up to 50% of any subsequent financing transaction undertaken by the Company. As consideration for the Purchasers agreeing to allow the Company to proceed with the November 2020 Offering (discussed below), the Company agreed to extend such right to participate for an additional 6 months (to 12 months) following the closing of the September 2020 Offering and as additional consideration for the Purchasers agreeing to allow the Company to proceed with this offering, the Company agreed to extend such right to participate for an additional 3 months (to 15 months total) following the closing of the September 2020 Offering.

Kingswood Capital Markets, a division of Benchmark Investments, Inc., acted as the sole placement agent for the Company (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the offering. The Company entered into a Placement Agency Agreement, dated as of September 29, 2020, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent received a cash fee of 6% of the gross proceeds in the September 2020 Offering.

Acquisition of Newbridge Properties

On November 9, 2020, the Company, through its wholly-owned subsidiary New Horizon entered into a Purchase and Sale Agreement (“PSA”) to acquire certain assets from Newbridge Resources LLC (“Newbridge”). The assets acquired include acreage and operated producing properties in Liberty County, Texas (the “Newbridge Properties”). The Newbridge Properties also consist of approximately 680 net acres located primarily in Liberty County, Texas which are 100% held by production, and which average a 100% working interest and 86% net revenue interest. The consideration paid by the Company for the Newbridge Properties consisted of 67,254 shares of the Company’s restricted common stock, valued at $250,000 ($3.7172 per share, the volume-weighted average price of the Company’s common stock, as traded on The NASDAQ Capital Market, for the 15 trading days immediately prior to the closing date). The acquisition closed on December 1, 2020, with an effective date of November 1, 2020.

November 2020 Underwritten Offering

On November 16, 2020, we closed an underwritten offering of an aggregate of 1,150,000 shares of our common stock at a public offering price of $3.00 per share. The net proceeds to the Company from the offering, after deducting the underwriting discount, the underwriters’ fees and expenses and our estimated offering expenses, were approximately $3.0 million (the “November 2020 Offering”). Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as sole bookrunner for the offering. We paid Kingswood a 7% underwriting discount in connection with the offering and reimbursed Kingwood for certain expenses.

Pursuant to the underwriting agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for a period of one hundred and eighty (180) days following the offering without the prior written consent of Kingswood.

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Preferred Exchange

On December 31, 2020, the Company entered into and closed the transactions contemplated by an Exchange Agreement (the “Exchange Agreement”) with Mt. Emmons Mining Company (“Mt. Emmons”). At the time of the entry into the Exchange Agreement, Mt. Emmons owned all 50,000 shares of the Company’s outstanding Series A Convertible Preferred Stock (the “Series A Shares”), which, as of September 30, 2020, had an aggregate liquidation preference of $3,537,982. Pursuant to the Exchange Agreement, Mt. Emmons returned the Series A Shares to the Company, which shares were subsequently cancelled, in exchange for $2 million in cash and 328,000 shares of the Company’s common stock (the “Common Shares”). The Exchange Agreement contains customary representations and warranties. The Exchange Agreement also includes a contractual lock-up, pursuant to which Mt. Emmons agreed not to sell or transfer any of the Common Shares until April 1, 2021 without the prior written consent of the Company, except to an affiliate of Mt. Emmons which also must agree to be bound by the same lock-up terms.

Executive Bonus

On January 21, 2021, the Board of Directors issued Mr. Ryan L. Smith, the Company’s Chief Executive Officer and Chief Financial Officer, 100,000 shares of common stock as a bonus, which shares vest equally over a four-year period.

Impacts of COVID-19 Pandemic and Effect on Economic Environment

In early March 2020, there was a global outbreak of COVID-19 that has resulted in a drastic decline in global demand of certain mineral and energy products including crude oil. As a result of the lower demand caused by the COVID-19 pandemic and the oversupply of crude oil, spot and future prices of crude oil fell to historic lows during the second quarter of 2020 and remain depressed. Operators in North Dakota’s Williston Basin responded by significantly decreasing drilling and completion activity and shutting in or curtailing production from a significant number of producing wells. Operators decisions on these matters are changing rapidly and it is difficult to predict the future effects on the Company’s business. Lower oil and natural gas prices not only decrease our revenues, but an extended decline in oil or gas prices may materially and adversely affect our future business, financial position, cash flows, results of operations, liquidity, ability to finance planned capital expenditures and the oil and natural gas reserves that we can economically produce.

Additionally, the outbreak of COVID-19 and decreases in commodity prices resulting from oversupply, government-imposed travel restrictions, and other constraints on economic activity have caused a significant decrease in the demand for oil and has created disruptions and volatility in the global marketplace for oil and gas beginning in the first quarter of 2020, which negatively affected our results of operations and cash flows. These conditions have persisted throughout the second and third quarters and continue to negatively affect our results of operations and cash flows. While demand and commodity prices have shown signs of recovery, they are not back to pre-pandemic levels, and financial results may continue to be depressed in future quarters. The extent to which the COVID-19 pandemic impacts our business going forward will depend on numerous evolving factors we cannot reliably predict, including the duration and scope of the pandemic; governmental, business, and individuals’ actions in response to the pandemic; and the impact on economic activity including the possibility of recession or financial market instability. These factors may adversely impact the supply and demand for oil and gas and our ability to produce and transport oil and gas and perform operations at and on our properties. This uncertainty also affects management’s accounting estimates and assumptions, which could result in greater variability in a variety of areas that depend on these estimates and assumptions, including investments, receivables, and forward-looking guidance.

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At September 30, 2020, we performed an impairment review resulting in the Company recording an additional ceiling test write down of $1.1 million due to the effect lower crude oil prices had on the value of its proved reserves. In the calculation of the ceiling test as of September 30, 2020, the Company used $43.40 per barrel for oil and $1.97 per mcf for natural gas (as further adjusted for differentials related to property, specific gravity, quality, local markets and distance from markets) to compute the future cash flows of the Company’s producing properties. The discount factor used was 10%. These prices represent the average of first day of the month prices for oil and natural gas for each month in the twelve-month period ended September 30, 2020. If depressed prices for crude oil continue, it is likely that the Company will experience additional ceiling test write-downs as of December 31, 2020 and into 2021, as higher prices from earlier quarters in 2019 and the first quarter of 2020 used in the calculation of the average price are replaced with the more recent lower priced quarters.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in and incorporated by reference in, the “Risk Factors” section of this prospectus supplement. These risks include, but are not limited to, the following:

●	our ability to obtain sufficient cash flow from operations, borrowing, and/or other sources to fully develop our undeveloped acreage positions;

●	volatility in oil and natural gas prices, including further declines in oil prices and/or natural gas prices, which would have a negative impact on operating cash flow and could require further ceiling test write-downs on our oil and natural gas assets;

●	the possibility that the oil and natural gas industry may be subject to new adverse regulatory or legislative actions (including changes to existing tax rules and regulations and changes in environmental regulation);

●	the general risks of exploration and development activities, including the failure to find oil and natural gas in sufficient commercial quantities to provide a reasonable return on investment;

●	future oil and natural gas production rates, and/or the ultimate recoverability of reserves, falling below estimates;

●	the ability to replace oil and natural gas reserves as they deplete from production;

●	environmental risks;

●	risks associated with our plan to develop additional operating capabilities, including the potential inability to recruit and retain personnel with the requisite skills and experience and liabilities we could assume or incur as an operator or to acquire operated properties or obtain operatorship of existing properties;

●	availability of pipeline capacity and other means of transporting crude oil and natural gas production, and related midstream infrastructure and services;

●	competition in leasing new acreage and for drilling programs with operating companies, resulting in less favorable terms or fewer opportunities being available;

●	higher drilling and completion costs related to competition for drilling and completion services and shortages of labor and materials;

●	disruptions resulting from unanticipated weather events, natural disasters, and public health crises and pandemics, such as the coronavirus, resulting in possible delays of drilling and completions and the interruption of anticipated production streams of hydrocarbons, which could impact expenses and revenues;

●	economic downturns and possible recessions caused thereby (including as a result of COVID-19);

●	the effects of global pandemics, such as COVID-19 on our operations, properties, the market for oil and gas, and the demand for oil and gas;

●	the need to write-down assets and/or shut-in wells, or our non-operated wells being shut-in by their operators;

●	litigation involving our former officers and directors, stockholders and third parties;

●	unanticipated down-hole mechanical problems, which could result in higher-than-expected drilling and completion expenses and/or the loss of the wellbore or a portion thereof; and

●	Other risks disclosed below under, and incorporated by reference in, “Risk Factors”.

Corporate Information

Our principal executive offices are located at 675 Bering Dr, Suite 100, Houston, Texas 77057 and our telephone number is (303) 993-3200.

Additional information about us is available on our website at https://usnrg.com. We do not incorporate the information on or accessible through our websites into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus supplement or the accompanying prospectus.

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The Offering

Issuer:	U.S. Energy Corp.

Securities offered hereby:	shares of common stock

Public offering price per share of common stock	$ per share.

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase up to additional shares of common stock from us solely to cover over-allotments, if any, at the public offering price per share, less underwriting discounts and commissions.

Common stock outstanding prior to this Offering:	3,322,956 shares

Common stock to be outstanding after this Offering:	shares of our common stock. If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this Offering would be .

Use of proceeds:

We estimate that our net proceeds from this Offering will be approximately $ million after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $              million if the underwriters’ option to purchase additional shares is exercised in full.

We intend to use the net proceeds from this Offering for general corporate and working capital, acquisitions of oil and gas properties and assets, or for other purposes that our board of directors (the “Board of Directors” or the “Board”), in their good faith, deems to be in the best interest of the Company. See “Use of Proceeds” for more information.

Risk factors:	An investment in our common stock involves a significant degree of risk. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Capital Market Symbol for our common stock:	USEG

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, are as of February 11, 2021, and excludes:

●	50,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $3.92 per share; and

●	31,367 shares of our common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $64.78 per share.

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Additionally, unless otherwise stated, all information in this prospectus supplement:

●	assumes no exercise by the underwriters of their over-allotment option;

●	assumes no issuance of shares available for future issuance under our equity compensation plans; and

●	reflects all currency in United States dollars.

Cautionary Statement Regarding Forward-Looking Statements

Certain information included in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may file, the documents or information incorporated by reference herein, and other reports filed by us under the Exchange Act contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “continue” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus supplement.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement or any free writing prospectus, as applicable. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference or file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as otherwise required by law.

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Risk Factors

Before making an investment decision, you should consider the “Risk Factors” discussed below, in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent Annual Report on Form 10-K for the year ended December 31, 2019, and under “Risk Factors” under Item 1A of Part II of subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which is incorporated by reference in this prospectus supplement. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Relating to Our Business:

We will need additional capital to complete future acquisitions, conduct our operations, and fund our business, and our ability to obtain the necessary funding is uncertain.

We will need to raise additional funding to complete future potential acquisitions and will be required to raise additional funds through public or private debt or equity financing or other various means to fund our operations and complete exploration and drilling operations, and acquire assets. In such a case, adequate funds may not be available when needed or may not be available on favorable terms. If we need to raise additional funds in the future by issuing equity securities, dilution to existing stockholders will result, and such securities may have rights, preferences, and privileges senior to those of our common stock. If funding is insufficient at any time in the future and we are unable to generate sufficient revenue from new business arrangements, to complete future acquisitions or operations, our results of operations and the value of our securities could be adversely affected.

Additionally, due to the nature of oil and gas interests, i.e., that rates of production generally decline over time as oil and gas reserves are depleted, if we are unable to drill additional wells and develop our reserves, either because we are unable to raise sufficient funding for such development activities, or otherwise, or in the event we are unable to acquire additional operating properties, we believe that our revenues will continue to decline over time. Furthermore, in the event we are unable to raise additional required funding in the future, we will not be able to participate in the drilling of additional wells, will not be able to complete other drilling and/or workover activities, and may not be able to make required payments on our outstanding liabilities.

If this were to happen, we may be forced to scale back our business plan which could result in the value of our outstanding securities declining in value.

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Declines in oil, natural gas liquids (NGL) and natural gas prices, have in the past and will continue in the future to, adversely affect our business, financial condition or results of operations, and our ability to meet our capital expenditure obligations or targets and financial commitments.

The price we receive for our oil and, to a lesser extent, natural gas and NGLs, heavily influences our revenue, profitability, cash flows, liquidity, access to capital, present value and quality of our reserves, the nature and scale of our operations, and our future rate of growth. Oil, NGL, and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. In recent years, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. Further, oil prices and natural gas prices do not necessarily fluctuate in direct relation to each other. The price of crude oil has experienced significant volatility over the last five years, with the price of a barrel of oil dropping below $20 during the earlier part of 2020, due in part to reduced global demand stemming from the recent global COVID-19 outbreak, and only recently increasing to around $50-60 a barrel. A prolonged period of low market prices for oil and natural gas, or further declines in the market prices for oil and natural gas, will likely result in capital expenditures being further curtailed and will adversely affect our business, financial condition and liquidity, and our ability to meet obligations, targets or financial commitments and could ultimately lead to restructuring or filing for bankruptcy, which would have a material adverse effect on our stock price and indebtedness. Additionally, lower oil and natural gas prices have, and may in the future, cause, a decline in our stock price.

Our success is dependent on the prices of oil, NGLs, and natural gas. Low oil or natural gas prices and the substantial volatility in these prices will adversely affect, and are expected to continue to adversely affect, our business, financial condition and results of operations, and our ability to meet our capital expenditure requirements and financial obligations.

The prices we receive for our oil, NGLs, and natural gas heavily influence our revenue, profitability, cash flow available for capital expenditures, access to capital, and future rate of growth. Oil, NGLs, and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the commodities market has been volatile. For example, the price of crude oil has experienced significant volatility over the last five years. We believe that prices for natural gas and NGLs experienced declines of similar magnitude. An extended period of continued lower oil prices, or additional price declines, will have further adverse effects on us. The prices we receive for our production, and the levels of our production, will continue to depend on numerous factors, including the following:

●	the domestic and foreign supply of oil, NGLs, and natural gas;

●	the domestic and foreign demand for oil, NGLs, and natural gas;

●	the prices and availability of competitors’ supplies of oil, NGLs, and natural gas;

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC, and state-controlled oil companies relating to oil price and production controls;

●	the price and quantity of foreign imports of oil, NGLs, and natural gas;

●	the impact of U.S. dollar exchange rates on oil, NGLs, and natural gas prices;

●	domestic and foreign governmental regulations and taxes;

●	speculative trading of oil, NGLs, and natural gas futures contracts;

●	localized supply and demand fundamentals, including the availability, proximity, and capacity of gathering and transportation systems for natural gas;

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●	the availability of refining capacity;

●	the prices and availability of alternative fuel sources;

●	the threat, or perceived threat, or results, of viral pandemics, for example, as currently being experienced with the COVID-19 pandemic;
●	weather conditions and natural disasters;

●	political conditions in or affecting oil, NGLs, and natural gas producing regions, including the Middle East and South America;

●	the continued threat of terrorism and the impact of military action and civil unrest;

●	public pressure on, and legislative and regulatory interest within, federal, state, and local governments to stop, significantly limit, or regulate hydraulic fracturing activities;

●	the level of global oil, NGL, and natural gas inventories and exploration and production activity;

●	authorization of exports from the United States of liquefied natural gas;

●	the impact of energy conservation efforts;

●	technological advances affecting energy consumption; and

●	overall worldwide economic conditions.

Declines in oil, NGL, or natural gas prices will reduce not only our revenue but also the amount of oil, NGL, and natural gas that we, and the operators of our properties, can produce economically. Should natural gas, NGL or oil prices remain at current levels for an extended period, our wells, including our non-operated wells, may be forced to be shut-in, and we may be forced to delay some or all of our exploration and development plans for our prospects and cease exploration or development activities on certain prospects due to the anticipated unfavorable economics from such activities. As a result, we will have to make substantial downward adjustments to our estimated proved reserves, each of which would have a material adverse effect on our business, financial condition, and results of operations. Due to the lower demand caused by the COVID-19 pandemic and the oversupply of crude oil, spot and futures prices of crude oil fell to historic lows during the second quarter of 2020 and remain depressed. Operators in North Dakota’s Williston Basin responded by significantly decreasing drilling and completion activity and shutting in or curtailing production from a significant number of producing wells.

The operators of our Williston Basin wells recently temporarily shut-in such wells to preserve oil and gas reserves for production during a more favorable oil price environment, and while such wells have resumed production, our wells may again be shut-in, should market conditions significantly deteriorate.

In early March 2020, there was a global outbreak of COVID-19 that has resulted in a drastic decline in global demand of certain mineral and energy products including crude oil. As a result of the lower demand caused by the COVID-19 pandemic and the oversupply of crude oil, spot and future prices of crude oil fell to historic lows during the second quarter of 2020 and remain depressed. Operators in North Dakota’s Williston Basin (including the operators of our wells) responded by significantly decreasing drilling and completion activity and shutting in or curtailing production from a significant number of producing wells. Operators decisions on these matters are changing rapidly and it is difficult to predict the future effects on the Company’s business. Lower oil and natural gas prices not only decrease our revenues, but an extended decline in oil or gas prices may materially and adversely affect our future business, financial position, cash flows, results of operations, liquidity, ability to finance planned capital expenditures and the oil and natural gas reserves that we can economically produce. While our producing wells are shut-in, we do not generate revenues from such wells, and would need to use our cash on hand and funds we receive from borrowings and the sale of equity in order to pay our operating expenses. A continued period of low-priced oil may make it non-economical for our wells to operate, which would have a material adverse effect on our operating results and the value of our assets. We cannot estimate the future price of oil, and as such cannot estimate, when our wells may again be shut-in by their operators.

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Our business and operations have been adversely affected by, and are expected to continue to be adversely affected by, the COVID-19 pandemic, and may be adversely affected by other similar outbreaks.

As a result of the COVID-19 pandemic or other adverse public health developments, including voluntary and mandatory quarantines, travel restrictions, and other restrictions, our operations, and those of our subcontractors, customers, and suppliers, have and are anticipated to continue to experience delays or disruptions and temporary suspensions of operations. In addition, our financial condition and results of operations have been and are likely to continue to be adversely affected by the COVID-19 pandemic.

The timeline and potential magnitude of the COVID-19 outbreak are currently unknown. The continuation or amplification of this virus could continue to more broadly affect the United States and global economy, including our business and operations, and the demand for oil and gas. For example, the outbreak of coronavirus has resulted in a widespread health crisis that will adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect our operating results. Other contagious diseases in the human population could have similar adverse effects. In addition, the effects of COVID-19 and concerns regarding its global spread have recently negatively impacted the domestic and international demand for crude oil and natural gas, which has contributed to price volatility, impacted the price we receive for oil and natural gas, and has materially and adversely affected the demand for and marketability of our production, and is anticipated to continue to adversely affect the same for the foreseeable future. As the potential impact from COVID-19 is difficult to predict, the extent to which it will negatively affect our operating results, or the duration of any potential business disruption is uncertain. The magnitude and duration of any impact will depend on future developments and new information that may emerge regarding the severity and duration of COVID-19 and the actions taken by authorities to contain it or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, have already negatively affected our first, second, and third-quarter results of operations, due both to decreases in the overall market prices of oil and gas and well shut-ins (provided that all wells previously shut-in during the second quarter are now back online) and are anticipated to have a negative impact on multiple future quarters’ results as well, as a result of various factors including potential further decreases in, or prolonged periods of decreased pricing in, oil and gas, potential further well shut-ins and the possible continued decline in global demand for oil and gas.

We may be forced to write-down material portions of our assets if low oil prices continue.

The COVID-19 pandemic has led to an economic downturn resulting in lower oil prices, and the Company could be required to shut-in some or all of its production in the future should market conditions deteriorate. A continued period of low prices may force us to incur material write-downs of our oil and natural gas properties, which could have a material effect on the value of our properties, and cause the value of our securities to decline in value. For example, at June 30, 2020, we performed an impairment review resulting in the Company recording a ceiling test write-down of $1.8 million due to the effect lower crude oil prices had on the value of its proved reserves. In addition, the Company evaluated its unevaluated property at June 30, 2020, and recorded a reclassification to the depletable base of the full cost pool of $2.1 million related to a reduction in value of certain of its acreage. In the calculation of the ceiling test as of June 30, 2020, the Company used $47.17 per barrel for oil and $2.07 per thousand cubic feet (mcf) for natural gas (as further adjusted for differentials related to property, specific gravity, quality, local markets and distance from markets) to compute the future cash flows of the Company’s producing properties. The discount factor used was 10%. These prices represent the average of the first day of the month prices for oil and natural gas for each month in the twelve-month period ended June 30, 2020. At September 30, 2020, we performed another impairment review resulting in the Company recording a ceiling test write down of $1.1 million due to the effect lower crude oil prices had on the value of its proved reserves. In the calculation of the ceiling test as of September 30, 2020, the Company used $43.40 per barrel for oil and $1.97 per mcf for natural gas (as further adjusted for differentials related to property, specific gravity, quality, local markets and distance from markets) to compute the future cash flows of the Company’s producing properties. The discount factor used was 10%. These prices represent the average of first day of the month prices for oil and natural gas for each month in the twelve-month period ended September 30, 2020. If depressed prices for crude oil continue, it is likely that the Company will experience additional ceiling test write-downs as of December 31, 2020 and into 2021 as higher prices from earlier quarters in 2019 and the first quarter of 2020, used in the calculation of the average price, are replaced with the more recent lower priced quarters.

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Declining general economic, business or industry conditions have, and will continue to have, a material adverse effect on our results of operations, liquidity, and financial condition, and are expected to continue having a material adverse effect for the foreseeable future.

Concerns over global economic conditions, the threat of pandemic diseases and the results thereof, energy costs, geopolitical issues, inflation, the availability and cost of credit, the United States mortgage market, and a declining real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and natural gas, declining business and consumer confidence, and increased unemployment, have precipitated an economic slowdown and a recession, which could expand to a global depression. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices and are expected to continue having a material adverse effect for the foreseeable future. If the economic climate in the United States or abroad continues to deteriorate, demand for petroleum products could diminish, which could further impact the price at which we can sell our oil, natural gas, and natural gas liquids, affect the ability of our vendors, suppliers and customers to continue operations, and ultimately adversely impact our results of operations, liquidity and financial condition to a greater extent than it has already.

The marketability of our production is dependent upon oil and natural gas gathering, transportation, and storage facilities owned and operated by third parties, and the unavailability of satisfactory oil and natural gas transportation arrangements have had a material adverse effect on our revenue.

The unavailability of satisfactory oil and natural gas transportation arrangements has hindered our access to oil and natural gas markets and has delayed production from our wells. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for, and supply of, oil and natural gas and the proximity of reserves to pipelines, terminal facilities, and storage facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines, processing facilities, and storage facilities owned and operated by third parties. Our failure to obtain these services on acceptable terms could materially harm our business.

The disruption of third-party facilities due to maintenance and/or weather could negatively impact our ability to market and deliver our products. Additionally, the third parties’ control when or if such facilities are restored after disruption, and what prices will be charged for products, may have an adverse effect on our operations. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines, and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

Downturns and volatility in global economies and commodity and credit markets have materially adversely affected our business, results of operations, and financial condition.

Our results of operations are materially adversely affected by the conditions of the global economies and the credit, commodities, and stock markets. Among other things, we have recently been adversely impacted, and anticipate to continue to be adversely impacted, due to a global reduction in consumer demand for oil and gas, and consumer lack of access to sufficient capital to continue to operate their businesses or to operate them at prior levels. In addition, a decline in consumer confidence or changing patterns in the availability and use of disposable income by consumers can negatively affect the demand for oil and gas and as a result our results of operations.

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Our oil and natural gas reserves are estimated and may not reflect the actual volumes of oil and natural gas we will receive, and significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating accumulations of oil and natural gas is complex and is not exact, due to numerous inherent uncertainties. The process relies on interpretations of available geological, geophysical, engineering, and production data. The extent, quality, and reliability of this technical data can vary. The process also requires certain economic assumptions related to, among other things, oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes, and availability of funds. The accuracy of a reserves estimate is a function of:

●	the quality and quantity of available data;

●	the interpretation of that data;

●	the judgment of the persons preparing the estimate; and

●	the accuracy of the assumptions.

The accuracy of any estimates of proved reserves generally increases with the length of the production history. Due to the limited production history of our properties, the estimates of future production associated with these properties may be subject to greater variance to actual production than would be the case with properties having a longer production history. As our wells produce over time and more data is available, the estimated proved reserves will be re-determined on at least an annual basis and may be adjusted to reflect new information based upon our actual production history, results of exploration and development, prevailing oil and natural gas prices and other factors.

Actual future production, oil, and natural gas prices, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and natural gas most likely will vary from our estimates. It is possible that future production declines in our wells may be greater than we have estimated. Any significant variance to our estimates could materially affect the quantities and present value of our reserves.

We may purchase oil and natural gas properties with liabilities or risks that we did not know about or that we did not assess correctly, and, as a result, we could be subject to liabilities that could adversely affect our results of operations.

Before acquiring oil and natural gas properties, we estimate the reserves, future oil and natural gas prices, operating costs, potential environmental liabilities, and other factors relating to the properties. However, our review involves many assumptions and estimates, and their accuracy is inherently uncertain. As a result, we may not discover all existing or potential problems associated with the properties we buy. We may not become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We generally do not perform inspections on every well or property, and we may not be able to observe mechanical and environmental problems even when we conduct an inspection. The seller may not be willing or financially able to give us contractual protection against any identified problems, and we may decide to assume environmental and other liabilities in connection with the properties we acquire. If we acquire properties with risks or liabilities we did not know about or that we did not assess correctly, our business, financial condition, and results of operations could be adversely affected as we settle claims and incur cleanup costs related to these liabilities.

If we do not hedge our exposure to reductions in oil and natural gas prices, we may be subject to significant reductions in prices. Alternatively, we may use oil and natural gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in our profitability.

In the event that we continue to choose not to hedge our exposure to reductions in oil and natural gas prices by purchasing futures and/or by using other hedging strategies, we may be subject to a significant reduction in prices which could have a material negative impact on our profitability. Alternatively, we may elect to use hedging transactions with respect to a portion of our oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations. We do not currently have any hedges in place.

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We depend significantly upon the continued involvement of our present management.

We depend to a significant degree upon the involvement of our management, specifically, our Chief Executive Officer and Chief Financial Officer, Ryan L. Smith. Our performance and success are dependent to a large extent on the efforts and continued employment of Mr. Smith. We do not believe that Mr. Smith could be quickly replaced with personnel of equal experience and capabilities, and his successor(s) may not be as effective. If Mr. Smith or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected. The Company entered into an agreement with Mr. Smith on March 5, 2020. The term of Mr. Smith’s Employment Agreement commenced on March 5, 2020, and, was to continue until January 1, 2021, provided that on January 1, 2021, the Employment Agreement automatically renewed for one successive term of one year, until January 1, 2022.

We have an active Board of Directors that meets several times throughout the year and is intimately involved in our business and the determination of our operational strategies. Members of our Board of Directors work closely with management to identify potential prospects, acquisitions, and areas for further development. If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock, preferred stock, or warrants to purchase shares of our common stock. Our Board of Directors has authority, without action or vote of the stockholders, subject to the requirements of The NASDAQ Capital Market (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions, including sales in a public offering and/or sales which are undertaken at or above the lower of the closing price immediately preceding the signing of the binding agreement or the average closing price for the five trading days preceding the signing of the binding agreement), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. Stockholders could, therefore, experience a decline in the values of their investment as a result of short sales of our common stock.

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Our business has been and may continue to be impacted by adverse commodity prices.

The price of crude oil has experienced significant volatility over the last five years, including dropping below $0 per barrel in April 2020, due in part to reduced global demand stemming from the COVID-19 pandemic and oversupply, provided that pricing has since increased to around $50-$60 per barrel as of the filing of this prospectus supplement. A prolonged period of low market prices for oil and natural gas, or further declines in the market prices for oil and natural gas, will likely result in capital expenditures being further curtailed and will adversely affect the Company’s business, financial condition and liquidity and its ability to meet obligations, targets or financial commitments and could ultimately lead to restructuring or filing for bankruptcy, which would have a material adverse effect on the Company’s stock price and indebtedness. Additionally, lower oil and natural gas prices have, and may in the future, cause, a decline in the Company’s stock price. During the year ended December 31, 2019, the daily Cushing, Oklahoma West Texas Intermediate (“WTI”) oil spot price ranged from a high of $66.24 per barrel (Bbl) to a low of $46.31 per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $4.25 per one million British Thermal Units (MMBtu) to a low of $1.75 per MMBtu. During the year ended December 31, 2020, the daily WTI oil spot price ranged from a high of $63.27 per Bbl to a low of ($36.98) per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $3.14 per MMBtu to a low of $1.33 per MMBtu.

We believe that the global markets, in reaction to general economic conditions and perceived impacts of future global supply, have caused large fluctuations in price, and we believe significant future price swings are likely. We believe that natural gas prices and NGL prices have experienced volatility of comparable magnitude over the same period. Volatility in the prices we receive for our oil and natural gas production have and may continue to adversely affect many aspects of our business, including our financial condition, revenues, results of operations, cash flows, liquidity, reserves, rate of growth, and the carrying value of our oil and natural gas properties, all of which depend primarily or in part upon those prices. The reduction in drilling activity will likely result in lower production and, together with lower realized oil prices, lower revenue, and lower net income or a higher net loss. Declines in the prices we receive for our oil and natural gas can also adversely affect our ability to finance capital expenditures, make acquisitions, raise capital, and satisfy our financial obligations. In addition, declines in prices can reduce the amount of oil and natural gas that we can produce economically and the estimated future cash flow from that production and, as a result, adversely affect the quantity and the present value of our proved reserves. Among other things, a reduction in the amount or present value of our reserves can limit the capital available to us, and the availability of other sources of capital likely will be based to a significant degree on the estimated quantity and value of the reserves.

Risks Relating to this Offering and our Securities:

You will experience immediate and substantial dilution as a result of this Offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer dilution in the net tangible book value of the common stock you purchase in this Offering. Based on the assumed public offering price of $ per share and the pro forma net tangible book value of the common stock of $4.23 per share as of September 30, 2020 (see “Dilution” below), if you purchase shares of common stock in this Offering, you will suffer dilution of $ per share in the net tangible book value of the common stock which is $         per share following the Offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the Offering.

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Management will have broad discretion as to the use of the proceeds from this Offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We currently have an unlimited number of shares of common stock authorized and there may be future issuances or sales of our common stock, which could adversely affect the market price of our common stock and dilute a shareholder’s ownership of common stock.

The exercise of (a) any options granted to executive officers and other employees under our equity compensation plans and (b) of any warrants and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Additionally, other than the restrictions set forth in the section titled “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, and currently have an unlimited number of authorized shares of common stock, provided that we are subject to the requirements of The NASDAQ Capital Market (which generally requires shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). Issuances of a substantial number of shares of our common stock and/or sales of a substantial number of shares of our common stock in the public market or the perception that such issuances or sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in the future, including in connection with any future offering, will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future issuances or offerings. Accordingly, our stockholders bear the risk that our future issuances and/or offerings will reduce the market price of our common stock and dilute their stock holdings in us.

We have established preferred stock which can be designated by the Board of Directors without shareholder approval.

We have 100,000 shares of preferred stock authorized, which includes 50,000 shares of Series A Convertible Preferred Stock (none of which are outstanding) and 50,000 shares of Series P preferred stock (none of which are outstanding). Shares of preferred stock may be designated and issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional, or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have voting power over our shares or provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences (including, but not limited to voting rights) greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of preferred stock, which could cause substantial dilution to our existing stockholders or result in a change of control. Because our Board of Directors is entitled to designate the powers and preferences of the preferred stock without a vote of our stockholders, subject to NASDAQ rules and regulations, our stockholders will have no control over what designations and preferences our future preferred stock, if any, will have.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this Offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this Offering.

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We do not intend to pay dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Because we do not intend to pay dividends on our common stock, any income derived from our common stock would only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

Future sales of our common stock could cause our stock price to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. Up to $50,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 (File No. 333-248906) that we filed with the Securities and Exchange Commission on September 18, 2020, and which was declared effective on September 25, 2020. We currently have an aggregate of over $48.34 million in securities which will be eligible for sale in the public markets from time to time, subject to the requirements of Form S-3 (not including securities we are selling in the Offering), which limits us, until such time, if ever, as our public float exceeds $75 million, from selling securities in a public primary offering under Form S-3 with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates of the Company every twelve months. Additionally, if our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our stock price has historically been and is likely to continue to be, volatile.

Our stock is traded on The NASDAQ Capital Market under the symbol “USEG”. During the last 52 weeks, our common stock has traded as high as $18.57 per share and as low as $2.44 per share. We expect our common stock will continue to be subject to wide fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

●	price volatility in the oil and natural gas commodities markets;
●	variations in our drilling, recompletion, and operating activity;
●	relatively small amounts of our common stock trading on any given day;
●	additions or departures of key personnel;
●	legislative and regulatory changes; and
●	changes in the national and global economic outlook.

The stock market has recently experienced significant price and volume fluctuations, and oil and natural gas prices have declined significantly. These fluctuations have particularly affected the market prices of securities of oil and natural gas companies like ours.

S-18

Capitalization

The following table sets forth our capitalization as of September 30, 2020:

●	on an actual basis;

●	On a pro forma basis, to give effect to the sale by us, (a) in the September 2020 Offering (which closed on October 2, 2020) of 315,810 shares of our common stock at a purchase price of $5.25, after deducting placement agent fees and offering expenses; and (b) in the November 2020 Offering, which closed on November 16, 2020, of 1,150,000 shares of common stock (when including the over-allotment option, which was fully exercised) at the offering price of $3.00 per share after deducting underwriting fees and offering expenses payable by us; and

●	On an as-adjusted basis, to give effect to the sale by us, in this Offering, of shares of common stock at a public offering price of $ per share, after deducting underwriting discounts and fees and estimated offering expenses payable by us.

You should read this table together with the “Use of Proceeds” section included in this prospectus supplement, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which are incorporated by reference into this prospectus supplement.

	As of September 30, 2020 (In thousands, except share and per share amounts) (unaudited)
	Actual	Pro Forma	As Adjusted
Cash, cash equivalents and marketable equitable securities	$1,039	$5,520

Stockholders’ equity:
Common stock, $0.01 par value; unlimited shares authorized; 1,449,754, 2,915,564 and shares issued and outstanding at September 30, 2020, and on a pro forma, and adjusted basis, respectively	$15	$29
Additional paid-in capital	137,848	142,315
Accumulated deficit	(133,349)	(133,349)
Total stockholders’ equity	$9,606	$8,995

The number of issued and outstanding shares as of September 30, 2020, in the table (except otherwise indicated):

●	assumes no exercise by the underwriters of their over-allotment option;

●	excludes 50,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $3.92 per share;

●	excludes 31,367 shares of our common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $64.78 per share;

●	excludes 67,254 shares of the Company’s restricted common stock issued as consideration for the acquisition of the Newbridge Properties on December 1, 2020;

●	excludes 328,000 shares of our common stock issuable as partial consideration for the exchange of the 50,000 shares of our previously outstanding Series A Convertible Preferred Stock on December 31, 2020.

S-19

Additionally, the actual, pro forma and as adjusted capitalization in the table above as of June 30, 2020, does not take into the Company’s December 1, 2020, acquisition of the Newbridge Properties (discussed above under “Prospectus Summary—Recent Events”).

Dilution

If you purchase shares of our common stock in this Offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this Offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the portion of the amount per share paid by purchasers of shares in this Offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this Offering.

Our net tangible book value as of September 30, 2020, was $7.84 million, or $5.41 per share. Our pro forma net tangible book value as of September 30, 2020, was $12.32 million, or $4.23 per share per share. Pro forma net tangible book value per share represents the amount of our total tangible assets as adjusted (a) to take into account net cash proceeds of approximately $1.48 million from the sale of 315,810 shares of our common stock in the September 2020 Offering (which closed October 2, 2020); and (b) to take into account net cash proceeds of approximately $2.57 million from the sale of 1,150,000 shares of our common stock in the November 2020 Offering.

After giving effect to the assumed sale by us of shares of our common stock in this Offering at a public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of September 30, 2020 would have been approximately $ million, or approximately $ per share. This represents an immediate decrease in as adjusted net tangible book value of $ per share to existing stockholders and an immediate dilution of $ per share to new investors purchasing common stock in this Offering. The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share as of September 30, 2020		5.41
Decrease in net tangible book value per share attributable to September 2020 Offering and November 2020 Offering		(1.18)
Pro forma net tangible book value per share as of September 30, 2020		$4.23
Decrease in pro forma as adjusted net tangible book value per share of common stock attributable to this Offering	$
Pro forma as adjusted net tangible book value per share of common stock as of September 30, 2020 after giving effect to this Offering			$
Dilution per share to investors participating in this Offering			$

The number of issued and outstanding shares as of September 30, 2020, in the table (except otherwise indicated):

●	assumes no exercise by the underwriters of their over-allotment option;

●	excludes 50,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $3.92 per share;

●	excludes 31,367 shares of our common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $64.78 per share;

●	excludes 67,254 shares of the Company’s restricted common stock issued as consideration for the acquisition of the Newbridge Properties on December 1, 2020;

S-20

●	excludes 328,000 shares of our common stock issuable as partial consideration for the exchange of the 50,000 shares of our previously outstanding Series A Convertible Preferred Stock on December 31, 2020.

Additionally, the actual, pro forma and as adjusted capitalization in the table above as of June 30, 2020, does not take into the Company’s December 1, 2020, acquisition of the Newbridge Properties (discussed above under “Prospectus Summary—Recent Events“).

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Dividend Policy

We do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

Principal Stockholders

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of February 11, 2021, referred to in the table below as the “Beneficial Ownership Date”, and as adjusted to reflect the sale of our shares offered by us in this Offering assuming no exercise of the underwriter’s option to purchase additional shares, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our securities;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The column titled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 3,322,956 shares of our common stock outstanding as of the Beneficial Ownership Date. The column titled “Percentage of Shares Beneficially Owned—After Offering” is based on shares of our common stock to be outstanding after this offering, including the shares of our common stock that we are selling in this offering, but not including any exercise by the underwriters of their option to purchase additional shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

S-21

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominees and officers is c/o 675 Bering, Suite 100, Houston, Texas 77057.

					Percent of Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Position with Company	Beneficial Ownership		Before Offering		After Offering
Directors, Director Nominees and Executive Officers

Common	Ryan L. Smith	Chief Executive Officer	158,450	(1)	4.8%			%
Common	James W. Denny III	Director	5,000		*	%		%
Common	Randall D. Keys	Director	5,000		*	%		%
Common	Javier F. Pico	Director	10,000	(2)	*	%		%
Common	D. Stephen Slack	Director	5,000		*	%		%

Common	Directors and executive officers as a group (5 people)		183,450		5.5%			%

Greater than 5% Stockholders
Common	CVI Investments, Inc.(3)		230,000		6.9%			%

Common	Mt. Emmons Mining Company(4)		328,000		9.9%			%

* Less than one percent

(1)	Mr. Smith owns 146,219 shares of our common stock and stock options to purchase 10,000 shares of common stock at an exercise price of $11.60 per share, which expire on November 10, 2027. Mr. Smith’s beneficial ownership also includes 2,231 shares currently owned by the employee stock ownership plan (“ESOP”) that Mr. Smith has dispositive power over as an ESOP Trustee. Includes 100,000 shares which are subject to vesting at the rate of 1/4th of such shares on each of January 21, 2022, 2023, 2024 and 2025, subject to Mr. Smith’s continued service with the Company.

(2)	Includes 8,000 shares of common stock and stock options to purchase 2,000 shares which have an exercise price of $7.20 per share and expire on August 16, 2027.

(3)	Heights Capital Management, Inc. is the investment manager to CVI Investments, Inc. and as such may exercise voting and dispositive power over these shares. The address of the principal business office of CVI Investments, Inc. is: P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of the principal business office of Heights Capital Management, Inc. is: 101 California Street, Suite 3250, San Francisco, California 94111. Based solely on information reported on Schedule 13G filed by CVI Investments, Inc. with the SEC on November 23, 2020, which information has not been independently verified or confirmed.

(4)	Represents shares of common stock held by Mt. Emmons Mining Company, an indirect wholly-owned subsidiary of Freeport-McMoRan Inc. Freeport-McMoRan Inc.’s address is 333 North Central Avenue, Phoenix, Arizona 85004. Mt. Emmons Mining Company’s address is 2131 County Road 12, Crested Butte, CO 81224. Based solely on information reported on Schedule 13G filed by Freeport-McMoRan Inc. with the SEC on January 8, 2021, which information has not been independently verified or confirmed.

S-22

Description of Capital Stock

General

Our authorized capital stock consists of an unlimited number of shares of common stock with a $0.01 par value per share and 100,000 shares of preferred stock, $0.01 par value per share.

As of the date of this prospectus supplement, and prior to the offering of the shares of common stock contemplated hereby, we have 3,322,956 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Wyoming Business Corporation Act, and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. Please refer to the “Where You Can Find More Information“ section of this prospectus supplement for directions on obtaining these documents. You should refer to, and read this summary together with, our Amended and Restated Articles of Incorporation, designations of preferred stock and Amended and Restated Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Amended and Restated Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part and other reports incorporated by reference herein.

Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock.

Shares of common stock may be issued for such consideration and on such terms as determined by the Board of Directors, without stockholder approval. Holders are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. We may declare dividends in the future but we expect to retain most or all of our earnings and cash to fund investments and business development. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that cumulative voting in the election of directors is permitted (as discussed below). Directors are elected by a plurality of the votes cast.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Amended and Restated Articles of Incorporation, or any certificate of designation, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each shareholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

S-23

In all elections for directors, every holder of the common stock has the right to vote in person, by proxy or by voting trustee under any voting trust, the number of shares of stock owned by him, her or it, for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes equal to the number of directors multiplied by the number of his, her or its shares of stock or to distribute them on the same principle among as many candidates as he, she or it desires.

Preferred Stock

The Company is authorized to issue 50,000 shares of Series P preferred stock in connection with a shareholder rights plan that expired in 2011, none of which are outstanding.

The Company has designated 50,000 shares of Series A Convertible Preferred Stock, none of which are currently outstanding. The Series A Convertible Preferred Stock was issued at a value of $40 per share for an aggregate of $2 million. The Series A Convertible Preferred Stock liquidation preference, initially $2 million, increases by quarterly dividends of 12.25% per annum (the “Adjusted Liquidation Preference”). At the option of the holder, each share of Series A Convertible Preferred Stock may initially be converted into 1.33 shares of common stock (the “Conversion Rate”). The Conversion Rate is subject to anti-dilution adjustments for stock splits, stock dividends and certain reorganization events and to price-based anti-dilution protections. The Series A Convertible Preferred Stock is senior to other classes or series of shares of the Company with respect to dividend rights and rights upon liquidation. No dividend or distribution will be declared or paid on junior stock, including the Company’s common stock, (1) unless approved by the holders of Series A Convertible Preferred Stock and (2) unless and until a like dividend has been declared and paid on the Series A Convertible Preferred Stock on an as-converted basis. The Series A Convertible Preferred Stock does not vote with the Company’s common stock on an as-converted basis on matters put before the Company’s stockholders. However, the holders of the Series A Convertible Preferred Stock have the right to approve specified matters as set forth in the certificate of designation and have the right to require the Company to repurchase the Series A Convertible Preferred Stock in the event of a change of control, for total consideration equal to the face amount of such preferred stock and all accrued and unpaid dividends thereon.

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Board of Directors consists of five directors, provided that the number may be increased or decreased from time to time by an amendment to the Amended and Restated Bylaws or by a resolution adopted by the Board of Directors. The Board of Directors is divided into three classes, designated as Class One, Class Two and Class Three directors. Directors need not be stockholders of the Company.

Directors serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. The term of each director continues until the election and qualification of his or her successor and is subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Wyoming Business Corporation Act, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by a duly authorized and executed proxy at the meeting and entitled to vote on the election of directors.

S-24

In all elections for directors, every holder of the common stock has the right to vote in person, by proxy or by voting trustee under any voting trust, the number of shares of stock owned by him, her or it, for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes equal to the number of directors multiplied by the number of his, her or its shares of stock or to distribute them on the same principle among as many candidates as he, she or it desires.

Subject to applicable law or by the Amended and Restated Articles of Incorporation, any director or the entire Board of Directors of the Company may be removed without cause by the affirmative vote of a majority of the holders of the Company’s then-outstanding shares entitled to vote generally at an election of directors.

Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors, or for any other reason, may be filled by the affirmative vote of a majority of the directors voting on such matter at a duly convened meeting, or in the event that the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all directors remaining in office.

Limitations of Liability and Indemnification Matters

The Amended and Restated Articles of Incorporation require the Company to indemnify to the fullest extent permitted by and in the manner permissible under the Wyoming Business Corporation Act, as amended from time to time, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of the Company or any predecessor of the Company or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company; provided, subject to certain exceptions in the Amended and Restated Bylaws, the Company is only required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors.

To the fullest extent permitted by the Wyoming Business Corporation Act, or any other applicable law, the Company, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to the Amended and Restated Bylaws.

Anti-Takeover Effects of our Amended and Restated Articles of Incorporation and Wyoming Law

Our Amended and Restated Articles of Incorporation provide for the issuance of up to an unlimited number of shares of common stock, par value $0.01 per share. Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our board has the authority to issue an unlimited additional number of shares. The existence of unlimited authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

S-25

We may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s Board of Directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Separately, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Description of Securities We Are Offering

We are offering shares of common stock, assuming no exercise of the underwriters’ over-allotment option.

The material terms and provisions of our common stock are described above under “Description of Capital Stock—Common Stock”.

Use of Proceeds

We estimate that the net proceeds of this Offering will be approximately $     million, based on the public offering price of $      per share of common stock, or approximately $     million if the underwriters exercise in full their option to purchase additional shares of common stock, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Except where indicated, the foregoing discussion assumes no exercise of the underwriters’ option to purchase up to additional shares of common stock.

We currently intend to use the net proceeds from this Offering, for general corporate purposes, capital expenditures, and working capital. We may also use all or a portion of the net proceeds from this Offering to fund possible acquisitions of oil and gas properties (but we currently have no agreements or commitments with respect to any acquisition), to repay debt (provided we have no specific debt which we currently plan to repay), or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company.

S-26

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this Offering. Pending the use of the net proceeds from this Offering as described above, we intend to invest the proceeds in investment-grade, interest-bearing instruments.

Underwriting

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Kingswood Capital Markets, division of Benchmark Investments, Inc. (the “representative”), is acting as the sole book-running manager of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares of common stock if any are purchased, other than those shares of common stock covered by the over-allotment option described below.

Name of Underwriter	Number of Shares
Kingswood Capital Markets

Total

The representative has advised us that it proposes to offer the shares of common stock to the public at an offering price of $_____. The representative proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $_____. After the offering, these figures may be changed by the underwriter.

The common stock sold in this offering are expected to be ready for delivery on or about February __, 2021, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the representative an option to purchase up to an additional _____ shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The representative may exercise this option any time during the 45-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the representative exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares of common stock for which it exercises the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the representative, which may include the fees and expenses of counsel to the representative, and up to $25,000 in the event there is not a closing of this offering. The fees and expenses of the representative that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the representative will receive were determined through arms’ length negotiations between us and the representative.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

S-27

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $_____. This includes $____ of the fees and expenses of the representative. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the representative may be required to make in respect of those liabilities.

We, as well as our officers and directors have agreed, subject to limited exceptions, for a period of 270 days after the closing of this Offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus supplement. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be affected on NASDAQ, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market-making bids must be identified as such.

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Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters based on the trading of our common stock prior to the Offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 462 South 4th Street, Louisville, Kentucky 40202.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “USEG.”

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

Except for the services provided in connection with this Offering and as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus, except as set forth below.

Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), acted as the sole placement agent for the Company on a “reasonable best efforts” basis, in connection with the September 2020 Offering discussed above under “Prospectus Summary—Recent Events“ and as described in greater detail in our Current Report on Form 8-K filed with the SEC on October 2, 2020, which is incorporated by reference into this prospectus.

Kingswood acted as sole bookrunner for the Offering and R.F. Lafferty & Co., Inc. acted as co-manager on a firm commitment underwritten basis, in connection with the November 2020 Offering discussed above under “Prospectus Summary—Recent Events“ and as described in greater detail in our Current Report on Form 8-K filed with the SEC on November 16, 2020, which is incorporated by reference into this prospectus.

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Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Legal Matters

The Loev Law Firm, P.C., Bellaire, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the representative for the underwriters in this Offering.

Experts

The consolidated balance sheets of the Company as of December 31, 2019, and 2018, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Plante & Moran, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2019, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, are based upon engineering studies prepared by Don Jacks, PE an independent petroleum engineer and State of Texas Licensed Professional Engineer (License #73499) and estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2018, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, are based upon engineering studies prepared by and for the Jane E. Trusty, PE an independent petroleum engineer and State of Texas Licensed Professional Engineer (License #60812). Such estimates and related information have been so included in reliance upon the authority of Mr. Jacks and Ms. Trusty as an expert in such matters.

No expert or counsel named in this prospectus supplement as having prepared or certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors – SEC Filings” page of our website at https://usnrg.com. Information on our website is not a part of this prospectus supplement, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

S-30

This prospectus supplement is part of the registration statement and the accompanying prospectus contained therein and does not contain all of the information included in the registration statement or the accompanying prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete, and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. The securities offered under this prospectus supplement and the accompanying prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus supplement, the accompanying prospectus, and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any free writing prospectus, or any sale of the securities.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus supplement and before the termination of the Offering of the securities by means of this prospectus supplement will automatically update and, where applicable, supersede information contained in this prospectus supplement or incorporated by reference into this prospectus supplement.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), as filed with the SEC on March 30, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 14, 2020, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, as filed with the SEC on August 14, 2020, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, as filed with the SEC on November 16, 2020;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 5, 2020; March 10, 2020; June 10, 2020, September 29, 2020, October 2, 2020; November 9, 2020; November 16, 2020; December 4, 2020; December 9, 2020; January 7, 2021; and January 28, 2021;

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020; and

(e)	The description of our capital stock contained in our registration statement on Form 10 filed under the Exchange Act with the SEC on January 29, 1973, as amended and restated in the Form 8-K filed with the SEC on April 7, 2014, as the same may be further amended from time to time.

S-31

These documents contain important information about us, our business, and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, from any person, including any beneficial owner, to whom a prospectus supplement is delivered, upon oral or written request to:

U.S. Energy Corp.

675 Bering Dr, Suite 100

Houston, Texas 77057

Attn: Ryan L. Smith, Chief Executive Officer

Email: Ryan@usnrg.com

Phone: (303) 993-3200

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this prospectus supplement and before the termination of this Offering shall be deemed to be incorporated in this prospectus supplement and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC.

We maintain an Internet website at https://usnrg.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in or is a part of, this prospectus supplement. Additionally, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, such as the Company, at http://www.sec.gov.

S-32

PROSPECTUS

U.S. Energy Corp.

$50,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $50 million. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “USEG.” There is currently no market for the other securities we may offer. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement. Pursuant to Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates of the Company (i.e., our public float) was approximately $4,881,307 and the total value of our entire voting and nonvoting common equity was approximately $9,294,367, each based on the closing sales price of the Company’s common stock on August 11, 2020, which closing sales price was $6.64. We have offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors under “Risk Factors” beginning on page 6 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2020.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information, some of which may not apply to your securities;

●	a prospectus supplement (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

●	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that U.S. Energy Corp., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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Our logo and some of our trademarks and tradenames are used in this prospectus and the accompanying prospectus and the documents incorporated by reference herein and therein. This prospectus and the accompanying prospectus and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the accompanying prospectus and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus and the accompanying prospectus and incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and the accompanying prospectus and incorporated herein and therein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the accompanying prospectus or incorporated herein or therein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors” of this prospectus and the accompanying prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein and the accompanying prospectus, as well as the data of competitors as they relate to U.S. Energy Corp., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Registrant,” the “Company,” refer to U.S. Energy Corp. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information”, below.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference in, the sections entitled “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

We are a Wyoming corporation which was organized in 1966. We are an independent energy company focused on the acquisition and development of operated and non-operated oil and gas producing properties in the continental United States. We have historically explored for and produced oil and natural gas through a non-operator business model. As a non-operator, we rely on our operating partners to propose, permit, drill, complete and produce oil and natural gas wells. Before a well is drilled, the operator provides all oil and natural gas interest owners in the designated well the opportunity to participate in the drilling and completion costs and revenues of the well on a pro-rata basis. Our operating partners also produce, transport, market and account for all oil and natural gas production.

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Our working interest varies by project and may change over time based on the terms of our leases and operating agreements. These projects may result in numerous wells being drilled over the next three to five years depending on, among other things, commodity prices and the availability of capital resources required to fund the expenditures. We are also actively pursuing potential acquisitions of exploration, development and production-stage oil and natural gas properties or companies.

We own working interests in a geographically and geologically diverse portfolio of oil-weighted prospects in varying stages of exploration and development. Prospect stages range from prospect origination, including geologic and geophysical mapping, to leasing, exploratory drilling and development. The Company participates in the prospect stages either for its own account or with prospective partners to enlarge its oil and natural gas lease ownership base.

In 2020 and beyond, we intend to seek additional opportunities in the oil and natural gas sector, including but not limited to further acquisition of assets, participation with current and new industry partners in their exploration and development projects, acquisition of existing companies, and the purchase of oil producing assets, funding permitting.

Key elements of our current business strategy include:

●	Deploy our Capital in a Conservative and Strategic Manner and Review Opportunities to Bolster our Liquidity. In the current industry environment, maintaining liquidity is critical. Therefore, we plan to be highly selective in the projects we evaluate and will review opportunities to bolster our liquidity and financial position through various means.

●	Evaluate and Pursue Value-Enhancing Transactions. We plan to continuously evaluate strategic alternative opportunities that we believe will enhance shareholder value.

Impacts of COVID-19 Pandemic and Effect on Economic Environment

In early March 2020, there was a global outbreak of COVID-19 that has resulted in a drastic decline in global demand of certain mineral and energy products including crude oil. As a result of the lower demand caused by the COVID-19 pandemic and the oversupply of crude oil, spot and future prices of crude oil fell to historic lows during the second quarter of 2020 and remain depressed. Operators in North Dakota’s Williston Basin responded by significantly decreasing drilling and completion activity and shutting in or curtailing production from a significant number of producing wells. Operators decisions on these matters are changing rapidly and it is difficult to predict the future effects on the Company’s business. Lower oil and natural gas prices not only decrease our revenues, but an extended decline in oil or gas prices may materially and adversely affect our future business, financial position, cash flows, results of operations, liquidity, ability to finance planned capital expenditures and the oil and natural gas reserves that we can economically produce.

At June 30, 2020, we performed an impairment review resulting in the Company recording a ceiling test write down of $1.8 million due to the effect lower crude oil prices had on the value of its proved reserves. In addition, the Company evaluated its unevaluated property at June 30, 2020 and recorded a reclassification to the depletable base of the full cost pool of $2.1 million related to a reduction in value of certain of its acreage. In the calculation of the ceiling test as of June 30, 2020, the Company used $47.17 per barrel for oil and $2.07 per thousand cubic feet (mcf) for natural gas (as further adjusted for differentials related to property, specific gravity, quality, local markets and distance from markets) to compute the future cash flows of the Company’s producing properties. The discount factor used was 10%. These prices represent the average of first day of the month prices for oil and natural gas for each month in the twelve-month period ended June 30, 2020. If depressed prices for crude oil continue, it is likely that the Company will experience additional ceiling test write-downs in 2020 as higher prices from last year and the beginning of 2020 used in the calculation of the average price are replaced with lower prices.

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Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our executive offices are located at 675 Bering Dr, Suite 100, Houston, Texas 77057, and our telephone number is (303) 993-3200. Our corporate website addresses is https://usnrg.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

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THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

*****

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

●	common stock;

●	preferred stock, in one or more series;

●	debt securities;

●	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

●	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

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●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Capital Market under the symbol “USEG.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. We have summarized certain general features of our stock under “Description of Common Stock.” We urge you to read our Articles of Incorporation, as amended and our Bylaws, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to any offering of our common stock.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file Articles of Amendment to our Articles of Incorporation (as discussed herein, a “certificate of designation”) with the Secretary of State of the State of Wyoming. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or preferred stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designation containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

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Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of shares of common stock, shares of preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Report on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, and the prospectus supplement will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the prospectus supplement. These factors include, but are not limited to:

●	our ability to obtain sufficient cash flow from operations, borrowing and/or other sources to fully develop our undeveloped acreage positions;

●	volatility in oil and natural gas prices, including further declines in oil prices and/or natural gas prices, which would have a negative impact on operating cash flow and could require further ceiling test write-downs on our oil and natural gas assets;

●	the possibility that the oil and natural gas industry may be subject to new adverse regulatory or legislative actions (including changes to existing tax rules and regulations and changes in environmental regulation);

●	the general risks of exploration and development activities, including the failure to find oil and natural gas in sufficient commercial quantities to provide a reasonable return on investment;

●	future oil and natural gas production rates, and/or the ultimate recoverability of reserves, falling below estimates;

●	the ability to replace oil and natural gas reserves as they deplete from production;

●	environmental risks;

●	risks associated with our plan to develop additional operating capabilities, including the potential inability to recruit and retain personnel with the requisite skills and experience and liabilities we could assume or incur as an operator or to acquire operated properties or obtain operatorship of existing properties;

●	availability of pipeline capacity and other means of transporting crude oil and natural gas production, and related midstream infrastructure and services;

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●	competition in leasing new acreage and for drilling programs with operating companies, resulting in less favorable terms or fewer opportunities being available;

●	higher drilling and completion costs related to competition for drilling and completion services and shortages of labor and materials;

●	disruptions resulting from unanticipated weather events, natural disasters, and public health crises and pandemics, such as the coronavirus, resulting in possible delays of drilling and completions and the interruption of anticipated production streams of hydrocarbons, which could impact expenses and revenues;

●	economic downturns and possible recessions caused thereby (including as a result of COVID-19);

●	the effects of global pandemics, such as COVID-19 on our operations, properties, the market for oil and gas and the demand for oil and gas;

●	litigation involving our former officers and directors, shareholders and third parties;

●	unanticipated down-hole mechanical problems, which could result in higher than expected drilling and completion expenses and/or the loss of the wellbore or a portion thereof; and

●	Other risks disclosed below under, and incorporated by reference in, “Risk Factors”.

You should read this prospectus and the prospectus supplement, those documents incorporated by reference herein and therein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire assets that are complementary to our own. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of an unlimited number of shares of common stock with a $0.01 par value per share.

As of the date of this prospectus, we have 1,399,754 shares of our common stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Wyoming Business Corporation Act, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock (if any) and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock.

Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without stockholder approval. Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. We may declare dividends in the future but we expect to retain most or all of our earnings and cash to fund investments and business development. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that cumulative voting in the election of directors is permitted. Directors are elected by a plurality of the votes cast.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designation, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

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Anti-Takeover Effects of our Articles of Incorporation and Wyoming Law

Our Articles of Incorporation provide for the issuance of up to an unlimited number of shares of common stock, par value $0.01 per share. Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our board has the authority to issue an unlimited additional number of shares. The existence of unlimited authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

We may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Separately, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 462 South 4th Street, Louisville, KY 40202. Its telephone number is (800) 736-3001.

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Listing on the NASDAQ Capital Market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “USEG.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 100,000 shares of preferred stock, $0.01 par value per share.

The Company is authorized to issue 50,000 shares of Series P preferred stock in connection with a shareholder rights plan that expired in 2011, none of which are outstanding.

The Company has designated 50,000 shares of Series A Convertible Preferred Stock, all of which are currently outstanding. The Series A Convertible Preferred Stock was issued at a value of $40 per share for an aggregate of $2 million. The Series A Convertible Preferred Stock liquidation preference, initially $2 million, increases by quarterly dividends of 12.25% per annum (the “Adjusted Liquidation Preference”). At the option of the holder, each share of Series A Convertible Preferred Stock may initially be converted into 1.33 shares of the Company’s $0.01 par value common stock (the “Conversion Rate”) for an aggregate of 66,667 shares. The Conversion Rate is subject to anti-dilution adjustments for stock splits, stock dividends and certain reorganization events and to price-based anti-dilution protections. At June 30, 2020, the aggregate number of shares of common stock issuable upon conversion is 79,334 shares, which is the maximum number of shares issuable upon conversion. The Series A Convertible Preferred Stock is senior to other classes or series of shares of the Company with respect to dividend rights and rights upon liquidation. No dividend or distribution will be declared or paid on junior stock, including the Company’s common stock, (1) unless approved by the holders of Series A Convertible Preferred Stock and (2) unless and until a like dividend has been declared and paid on the Series A Convertible Preferred Stock on an as-converted basis. The Series A Convertible Preferred Stock does not vote with the Company’s common stock on an as-converted basis on matters put before the Company’s shareholders. However, the holders of the Series A Convertible Preferred Stock have the right to approve specified matters as set forth in the certificate of designation and have the right to require the Company to repurchase the Series A Convertible Preferred Stock in the event of a change of control.

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

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●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or preferred stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

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We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

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●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

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●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

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●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

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We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

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●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of common stock as a dividend or distribution on the common stock;

●	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

●	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

●	the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

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Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Texas.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

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●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Texas.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

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As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

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●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

●	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; and

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act (including as discussed in greater detail below).

Sales may be affected in transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ Capital Market in the case of shares of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through the writing of options; or

●	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amount of securities underwritten;

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●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any material relationships between the underwriters and the Company; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance and where applicable, subject to the requirements of the NASDAQ Capital Market (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

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In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

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We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Plante & Moran, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2019, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, are based upon engineering studies prepared by Don Jacks, PE an independent petroleum engineer and State of Texas Licensed Professional Engineer (License #73499) and estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2018, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, are based upon engineering studies prepared by and for the Jane E. Trusty, PE an independent petroleum engineer and State of Texas Licensed Professional Engineer (License #60812). Such estimates and related information have been so included in reliance upon the authority of Mr. Jacks and Ms. Trusty as an expert in such matters.

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No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors – SEC Filings” page of our website at https://usnrg.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement, respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and a prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

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We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), as filed with the SEC on March 30, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 14, 2020 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, as filed with the SEC on August 14, 2020;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 5, 2020; March 10, 2020; and June 10, 2020;

(d)	The Company’s Definitive Proxy Statement on Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 29, 2020;

(e)	The description of our capital stock contained in our registration statement on Form 10 filed under the Exchange Act with the SEC on January 29, 1973, as amended and restated in the Form 8-K filed with the SEC on April 7, 2014, as the same may be further amended from time to time; and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

U.S. Energy Corp.

675 Bering Dr, Suite 100

Houston, Texas 77057

Phone: 303-993-3200

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

Shares of Common Stock

PROSPECTUS

Kingswood Capital Markets

division of Benchmark Investments, Inc.

                       , 2021